Exhibit 23.1

The Board of Directors
Willdan Group, Inc.:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-288396, 333-280582, 333-273079, 333-265833, 333-232438, 333-219133, 333-219129, 333-212907, 333-184823, 333-168787, 333-152951 and 333-139127 on Form S-8 and No. 333-277798 on Form S-3 of Willdan Group, Inc. of our report dated February 26, 2026 relating to the consolidated financial statements, and the related notes thereto, and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

 /s/ Crowe LLP

Los Angeles, California

February 26, 2026